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                                                                  CONFORMED COPY


                              SECURITY AGREEMENT


     SECURITY AGREEMENT dated as of December 23, 1997 between SPELL C. LLC, a Delaware limited liability company (with its successors, "SPV"), and Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity, but solely as Trustee (the "TRUSTEE").

                              W I T N E S S E T H :

     WHEREAS, SPV and Trustee are parties to an Indenture dated as of the date hereof (as the same may be amended from time to time, the "INDENTURE"); and

     WHEREAS, SPV has agreed to grant a continuing security interest in and to its Collateral (as hereafter defined) to secure its obligations under the Indenture and the Notes issued pursuant thereto;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. Definitions. Terms defined in the Indenture and not otherwise defined herein have, as used herein, the respective meanings provided for therein. The following additional terms, as used herein, have the following respective meanings:

    "COLLATERAL" means the Trust Estate.

    "PROCEEDS" means all proceeds of, and all other profits, rentals or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or realization upon, collateral, including without limitation all claims against third parties for loss of or damage to any collateral, and any condemnation or requisition payments with respect to any collateral, in each case whether now existing or hereafter arising.

    "SECURED OBLIGATIONS" means the obligations of SPV secured under this Agreement consisting of (i) all amounts payable with respect to any Note issued pursuant to the Indenture, whether characterized as Original Value, Current Value, principal, Make-Whole Amount (if any), Original Issue Discount or default
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interest (if any) (including, without limitation, any Original Issue Discount or default interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of SPV) or otherwise, the amount thereof at any point in time as determined in accordance with the Indenture, (ii) all other amounts payable by SPV hereunder or under the Indenture, the Note Purchase Agreement or any Note and (iii) any renewals or extensions of any of the foregoing.

    "SECURITY INTERESTS" means the security interests in the Collateral granted hereunder and under the Indenture securing the Secured Obligations.

    "TRADEMARK COLLATERAL" means the collateral in which a security interest is granted by SPV pursuant to Section 3 hereof.

    "TRADEMARK RIGHTS" has the meaning assigned to that term in the Trademark Purchase and License Assignment Agreement.

    "TRADEMARK SECURITY AGREEMENT" means the Trademark Security Agreement executed and delivered by SPV in favor of Trustee, for the ratable benefit of the Noteholders, substantially in the form of Annex A hereto, as amended from time to time.

    "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

     Section 2. Representations and Warranties. SPV represents and warrants as of the date hereof as follows:

            (i) SPV is the sole owner of each item of its Collateral in which it purports to grant a security interest hereunder and has good and marketable title to all of such Collateral, free and clear of any Liens other than the Security Interests and the Other Permitted Licenses.

           (ii) Other than financing statements or other similar or equivalent documents or instruments with respect to the Security Interests, no financing statement, mortgage, security agreement or similar or equivalent document or instrument covering all or any part of the Collateral is on file

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     or of record in any jurisdiction in which such filing or recording would be effective to perfect a Lien on such Collateral.

          (iii) Not later than 30 days following the date hereof, SPV shall furnish to Trustee file search reports from the UCC filing offices of the Secretaries of State of California and Delaware confirming the filings contemplated by Section 4.08 of the Note Purchase Agreement.

           (iv) The Security Interests granted hereunder constitute valid security interests under the UCC securing the Secured Obligations. When UCC financing statements shall have been filed in the offices specified in clause (iii) above, the Security Interests shall constitute perfected security interests in the Collateral to the extent that a security interest therein may be perfected by filing pursuant to the UCC, prior to all other Liens and rights of others therein. When the Trademark Security Agreement shall have been recorded with the United States Patent and Trademark Office, the Security Interests granted hereunder shall constitute valid and perfected security interests in all right, title and interest of SPV in the Trademark to the extent that such security interests may be perfected under the United States Trademark Act, U.S. Code, Title 15, prior to all other Liens and rights of others therein.

     Section 3. The Security Interests. In order to secure the full and punctual payment of the Secured Obligations in accordance with the terms thereof, and to secure the performance of all of the obligations of SPV hereunder:

     (a) SPV hereby assigns and grants to Trustee, for its benefit and for the ratable benefit of the Noteholders, a continuing security interest in and to all of the following property of SPV, whether now owned or existing or hereafter acquired or arising:

           (i) all right, title and interest in the Trademark and the Trademark Rights, together with any extensions or renewals thereof, and all existing and future applications therefor and registrations thereof, together with the goodwill of the business connected with the use of or symbolized by the Trademark and the Trademark Rights and all applications therefor and registrations thereof, including without limitation any and all claims and causes of action which may arise by reason of unfair competition therewith, infringement, violation or dilution thereof or injury to the Trademark or any of the Trademark Rights or any registration thereof or application therefor or the goodwill associated with any of the foregoing;

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          (ii)  all right, title and interest in and to each Trademark License, including, without limitation, all obligations and indebtedness owing to SPV under such Trademark Licenses (including, without limitation, any such obligation which might be characterized as an account, contract right or general intangible under the Uniform Commercial Code in effect in any jurisdiction), all monies, fees, income, royalties, revenues, rents or profits due or to become due to SPV under such Trademark Licenses (whether or not yet earned by performance by SPV), all claims of SPV arising under or pursuant to or in connection with such Trademark Licenses (whether for damages, indemnity, payments for past, present or future infringements thereof, unfair competition with or injury to the Trademark or any of the Trademark Rights or the goodwill associated therewith, or otherwise), all of SPV's right to perform thereunder or to compel performance or otherwise exercise remedies thereunder and all collateral security or guarantees of any kind given by any Person with respect to any of the foregoing;

         (iii) all of SPV's right, title and interest in and to any other intellectual property, goodwill, trade secrets, permits and licenses associated with the Trademark or any Trademark License;

          (iv) all of SPV's right, title and interest in and to the Administrative Services Agreement and the Trademark Purchase and License Assignment Agreement;

           (v) all books and records of SPV (including, without limitation, customer lists, marketing information, credit files, price lists, operating records, accounting records, sales or promotional literature, computer programs, printouts and other computer materials and records) pertaining to any of the foregoing; and

          (vi)  all Proceeds of any of the foregoing;

     provided that except as contemplated by the definition of Trademark License, the Trademark Collateral does not include any interest in the Cherokee Licenses.

     (b) The Security Interests are granted as security only and shall not subject Trustee or any Noteholder to, or transfer or in any way affect or modify, any obligation or liability of SPV with respect to any of the Collateral or any transaction in connection therewith.

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     Section 4.  Further Assurances; Covenants.  (a) SPV will not change its name, identity or limited liability company structure in any manner unless it shall have given Trustee at least 30 days' prior notice thereof. SPV will not change the location of its chief executive office or chief place of business unless it shall have given Trustee at least 30 days' prior notice thereof.

     (b) SPV will, from time to time, at its expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action (including, without limitation, any filings with the United States Patent and Trademark Office and any filings of financing or continuation statements under the UCC), that from time to time may be necessary, or that Trustee may reasonably request, in order to create, preserve, perfect, confirm or validate the Security Interests or to enable Trustee and the Noteholders to obtain the full benefits of this Agreement, or to enable Trustee to exercise and enforce any of its rights, powers and remedies hereunder with respect to any of the Collateral. To the extent permitted by applicable law, SPV hereby authorizes Trustee to execute and file financing statements or continuation statements without SPV's signature appearing thereon. SPV agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. SPV shall pay the costs of, or incidental to, any recording or filing of any financing or continuation statements concerning the Collateral.

     (c) SPV shall notify Trustee promptly if it knows, or has reason to know, that any registration relating to the Trademark Rights may become abandoned, or of any materially adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court) regarding SPV's ownership of the Trademark, its right to register the same, or to keep and maintain the same. In the event that the Trademark Rights or any Trademark License is materially breached, infringed, misappropriated or diluted by a third party, SPV shall notify Trustee promptly after it learns thereof and shall, unless SPV shall reasonably determine that any such action would be of negligible economic value, promptly take such action as SPV reasonably believes appropriate, including to sue for breach, infringement, misappropriation or dilution and to recover any and all damages for such breach, infringement, misappropriation or dilution, and take such other actions as SPV shall reasonably deem appropriate under the circumstances to protect the Trademark Rights or such Trademark License. In the event SPV shall, either itself or through any agent, employee or licensee, after the date hereof file a new application for the registration of the Trademark Rights purported to be or to become subject to the Lien hereof with the United States Patent and Trademark Office, it shall promptly thereafter notify the Trustee thereof and execute, deliver and file or record any and

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all agreements, instruments, documents and papers as may be necessary or as
Trustee may reasonably request to evidence the Security Interests in the Trademark Rights and the goodwill and general intangibles of SPV relating thereto or represented thereby.

     Section 5. Payments, Etc. in Respect of Collateral. SPV shall have the right to receive payments, income, royalties, profits, rents, proceeds or other distributions due or to become due, and all instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any of its Collateral only in accordance with Articles 3 and 4 of the Indenture.

     Section 6. General Authority. SPV hereby irrevocably appoints Trustee its true and lawful attorney, with full power of substitution, in the name of SPV, to the extent permitted by law, to exercise, at any time and from time to time during the continuance of an Event of Default, all or any of the following powers with respect to all or any of the Collateral:

            (i) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due thereon or by virtue thereof,

           (ii) to file any claims or take any action or institute any proceeding to enforce the rights of Trustee with respect to any of such Collateral or to enforce compliance with the terms of the Trademark Licenses included in the Collateral;

          (iii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

           (iv) subject to the limitation as to commercial reasonableness specified in Section 8.04(b)(v) of the Indenture, to sell, license, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, in whole or in part, as fully and effectually as if Trustee were the absolute owner thereof, and

            (v) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

provided that Trustee shall give SPV not less than ten days' prior written notice of the time and place of any sale or other intended disposition of any of the Collateral, except any such Collateral which threatens to decline speedily in value or is of a type customarily sold on a recognized market. SPV agrees that such notice constitutes "reasonable notification" within the meaning of
Section 9-504(3) of the UCC.

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     Section 7.  Remedies upon Event of Default.  (a) If any Event of Default has occurred and is continuing, Trustee may exercise on behalf of the Noteholders all rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, Trustee may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, (i) exercise any and all rights and remedies of SPV under or in connection with the Trademark Licenses or otherwise in respect of Collateral, including, without limitation, any and all rights of SPV to demand or otherwise require payment of any amount under or performance of any provision of any contract, license or agreement included in the Collateral, (ii) apply cash, if any, then held by it as Collateral as specified in Section 9 and (iii) if there shall be no such cash or if such cash shall be insufficient to pay all the Secured Obligations in full, sell such Collateral or any part thereof at public or private sale, for cash, upon credit or for future delivery, and at such price or prices and on such terms as Trustee may deem satisfactory; provided that Trustee shall not terminate Cherokee's service as Administrator under the Administrative Services Agreement unless it shall have retained a reasonably qualified successor Administrator thereunder.

     (b) Without limiting the generality of the foregoing, if any Event of Default has occurred and is continuing,

            (i) So long as doing so would not violate the terms of the License Agreement, Trustee may (subject to the rights of the licensees under the Cherokee Licenses) license, or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, the Trademark anywhere in the United States of America for such term or terms, on such conditions and in such manner as Trustee shall in its sole discretion determine;

           (ii) Trustee may (without assuming any obligations or liability thereunder), at any time and from time to time, enforce (and shall have the exclusive right to enforce) against any licensor, franchisee, licensee or sublicensee all rights and remedies of SPV in, to and under the Trademark Licenses and take or refrain from taking any action under any thereof, and SPV hereby releases Trustee and each of the Noteholders from, and agrees to hold Trustee and each of the Noteholders free and harmless from and against any claims arising out of, any lawful action hereby permitted to be so taken or omitted to be taken with respect thereto; and

          (iii) In the event of any such disposition pursuant to this Section, SPV shall supply to Trustee SPV's records relating to the Trademark Rights (subject to the limitation specified in Article 5 of the Indenture).

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     Section 8.  Limitation on Duty of Agent in Respect of Collateral.  The
powers conferred on Trustee hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Beyond the exercise of reasonable care of Collateral in its custody and the accounting for any monies actually received by it hereunder and under the Indenture, Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except as otherwise specified in the Indenture. Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property.

     Section 9. Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral and any cash held in respect thereof shall be applied by Trustee as specified in Section 8.02 of the Indenture.

     Section 10. Appointment of Co-Agents. At any time or times, in order to comply with any legal requirement in any jurisdiction, Trustee may appoint another bank or trust company or one or more other persons, either to act as co-agent or co-agents, jointly with Trustee, or to act as separate agent or agents on behalf of the Noteholders with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of Trustee, include provisions for the protection of such co-agent or separate agent similar to the provisions of Sections 8 and 11).

     Section 11. Expenses. In the event that SPV fails to comply with the provisions of the Indenture, such that the value of any of the Collateral or the validity, perfection, rank or value of any Security Interest therein is thereby diminished or potentially diminished or put at risk, Trustee if requested by the Majority Noteholders may, but shall not be required to, effect such compliance on behalf of SPV and SPV shall reimburse Trustee for the reasonable costs thereof on demand. All expenses of protecting, appraising, insuring and maintaining any Collateral, any and all excise, property, sales, and use taxes or other similar taxes imposed by any state, federal, or local authority on any of such Collateral, or in respect of the sale or other disposition thereof shall be borne and paid by SPV; and if SPV fails to promptly pay any portion thereof when due, Trustee or any Noteholder may, at its option, but shall not be required to, pay the same and charge SPV's account therefor, and SPV agrees to reimburse Trustee or such Noteholder therefor on demand. All sums so paid or incurred by Trustee or any

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Noteholder for any of the foregoing and any and all other sums for which SPV may become liable hereunder and all costs and expenses (including attorneys' fees, legal expenses and court costs) reasonably incurred by Trustee or any Noteholder
(i) in enforcing or protecting the Security Interests in the Collateral or any of their rights or remedies under this Agreement, (ii) in the exercise or enforcement of any of the rights of Trustee or the Noteholders hereunder and the exercise and enforcement by Trustee of any of the rights of SPV under the Trademark Licenses or any other Collateral or (iii) arising out of the failure by SPV to perform or observe its obligations hereunder, shall, together with interest thereon for each day until paid at a rate per annum equal to the Default Rate, be additional Secured Obligations of SPV hereunder.

     Section 12. Termination of Security Interests; Release of Collateral. Upon the repayment in full of all Secured Obligations in accordance with the terms thereof, of the Indenture and of the Note Purchase Agreement, the Security Interests shall terminate and all rights to the Collateral shall revert to SPV. At any time and from time to time prior to such termination of the Security Interests, Trustee may release any of the Collateral with the prior written consent of all Noteholders. Upon any such termination of the Security Interests or release of Collateral, Trustee will, at the expense of SPV, execute and deliver to SPV such documents as SPV shall reasonably request to evidence the termination of the Security Interests or the release of its Collateral, as the case may be.

     Section 13. Notices. All notices or other communications hereunder shall be in writing (including telecopy or similar writing) and shall be given to such party (x) in the case of Trustee, at its address or telecopy number specified in
Section 14.02 of the Indenture or (y) in the case of SPV at the address or telecopy number of SPV specified in Section 14.02 of the Indenture (with copies in each case to the Administrator under the Administrative Services Agreement, at its address specified in Section 9 of the Administrative Services Agreement) or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the other party. Each such notice, request or other communication shall become effective when received.

     Section 14. Waivers, Non-Exclusive Remedies. No failure on the part of Trustee to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by Trustee of any right under this Agreement or the Indenture preclude any other or further exercise thereof or the exercise of any other right. The rights in this Agreement and the Indenture are cumulative and are not exclusive of any other remedies provided by law.

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     Section 15.  Successors and Assigns.  This Agreement is for the benefit of
Trustee and the Noteholders and their successors and assigns, and in the event of an assignment of all or any of the Secured Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, shall be transferred with such indebtedness. This Agreement shall be binding on SPV and its respective successors and permitted assigns.

     Section 16. Changes in Writing. This Agreement and any provision hereof may be changed, waived, discharged or terminated only subject to the Indenture and as agreed in writing between the parties hereto.

     Section 17. New York Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than New York are governed by the laws of such jurisdiction.

     Section 18. Severability. If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of Trustee and the Noteholders in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                         SPELL C. LLC

                         By: /s/ Carol Gratzke
                             ----------------------------
                         Name: Carol Gratzke
                         Title: Secretary and Treasurer



                         WILMINGTON TRUST COMPANY

                         By: /s/ Donald G. MacKelcan
                             ---------------------------------
                         Name: Donald G. MacKelcan
                         Title: Assistant Vice President


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